Listing Report:Supplement No. 6 dated Jul 15, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 402495
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.05%	Starting borrower rate/APR:	21.05% / 24.86%	Starting monthly payment:	$37.70

Auction yield range:	8.27% - 20.05%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1992	Debt/Income ratio:	30%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$2,555	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	0
Screen name:	deeb2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
a vicious cycle
Purpose of loan:
This loan will help me out of the payday loan rut!

My financial situation:
I am a good candidate for this loan because I have raised my credit score over 80 points in the last year.  Recently, I had summer college tuition and some unexpected expenses hit me at the same time.  I made the mistake of getting a small payday loan for the time being but there is little wiggle room in my budget and I don't want to dig myself into a hole again that I worked so hard to get out of!  I'd like to move on, buy a house eventually, finish school (I'm a senior in college), and gain some type of financial security.  The balance of my debt is quite larger than the amount I'm requesting but I thought it would be a good place to start to earn lender's trust again.  With this money, I will be able to not only pay off the payday loan but a few other small credit card balances as well.  That will leave me with plenty to pay off this loan if I am fortunate to receive it!

Monthly net income: $ 2058

Monthly expenses: $ 2033
  Housing: $ 600
  Insurance: $ 98
  Car expenses: $ 370
  Utilities: $ 100
  Phone, cable, internet: $ 65
  Food, entertainment: $ 100
  Clothing, household expenses $ 200
  Credit cards and other loans: $400
  Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416647
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$544.32

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Apr-1982	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	17 / 17	Employment status:	Self-employed
Now delinquent:	2	Total credit lines:	28	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$14,092	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	72%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	19	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	creative-cash	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Building
Purpose of loan:
This loan will be used to? implement a strong marketing model to increase clients and increase revenues. I have a six month strategy to increase my revenues 60 to 100 percent. I own a business coaching franchise with a strong business model and support system.

My financial situation:
I am a good candidate for this loan because? I have a viable business with strong potential and a great marketing strategy. I also have maintained a good credit rating, paying all my bills in a timely manner.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416667
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 34.41%	Starting monthly payment:	$609.76

Auction yield range:	17.27% - 31.00%	Estimated loss impact:	36.32%
Lender servicing fee:	1.00%	Estimated return:	-5.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-2001	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$10,427	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$0
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	jdn77	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	660-680 (Latest)
Principal borrowed:	$14,000.00	< mo. late:	0 ( 0% )	640-660 (Apr-2008)
Principal balance:	$9,836.42	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Buying out Partner / Past Borrower
Purpose of loan:
This loan will be used to buy out a partner/franchisor.  I currently pay a percentage of sales between 575-685 a month.  This loan is a no brainer for me as in 3 years it becomes profit for me and right now I have a perpetual agreement to pay royalties.  I have made an offer to buy him out and he has accepted.  I would love to further invest in myself and this brand.
My financial situation:
I am a good candidate for this loan because i have been in business for 3 and a half years, and in the restaurant business for over 10 years.  I am currently paying all debts on time and I'm a previous prosper Borrower.  I love the format used to fund/invest.  My expenses haven't changed much the past year.  As with everyone it's tough, but it's been tough for a while really in business.  We continue to offer a high quality meal, with great portions, great service, at a great value.
Monthly net income: $ Personal:2800
Business Sales of $415K last year.
Monthly expenses: $ 2400
  Housing: $ 400
  Insurance: $ 145
  Car expenses: $ 411...gone in 5 months
  Utilities: $ 150
  Phone, cable, internet: $ 75
  Food, entertainment: $ 300
  Clothing, household expenses $
  Credit cards and other loans: $ 300
  Other expenses: $ 600 child support
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416669
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$180.89

Auction yield range:	8.27% - 17.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1994	Debt/Income ratio:	7%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	6y 3m
Amount delinquent:	$0	Revolving credit balance:	$7,182	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Locavore	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	680-700 (Latest)
Principal borrowed:	$3,200.00	< mo. late:	0 ( 0% )	700-720 (Jul-2008)
Principal balance:	$2,115.15	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Custom Art Car Project
We looked to the Prosper community at this time last year to raise funds for this art car project for the Burning Man Festival, and we are hoping to find support here again. Our project is called The Abductor, and features an 8-foot wide sphere mounted to allow for full rotation in any direction, further mounted on a lift table that can goes up and down. We are basically creating a solar-powered motion simulator that drives around. We have invested more than $15K at this point and would use this loan for more parts, including rollers and connectors for the sphere, more wood and metal, and some electronics. To learn more, visit our web site at http://abductor.simmunity.com.

For work, I am VP of Technology ($9375.00/mo net) at a large nonprofit organization and have been there six+ years. I have little personal debt, the largest portion being about $20,000 in school loans for my MS in Transformative Leadership. In total, I am carrying approximately $27,000 in well-managed debt, a broad set of skills, a strong sense of responsibility, and a passion for bringing positive change to the world through creative endeavors.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416685
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	29.74%	Starting borrower rate/APR:	30.74% / 33.13%	Starting monthly payment:	$214.29

Auction yield range:	17.27% - 29.74%	Estimated loss impact:	36.24%
Lender servicing fee:	1.00%	Estimated return:	-6.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1989	Debt/Income ratio:	14%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	51	Length of status:	11y 9m
Amount delinquent:	$0	Revolving credit balance:	$9,096	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	98%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	5
Screen name:	elise80202	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	620-640 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	660-680 (Apr-2009) 620-640 (Apr-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Pay off taxes
Purpose of loan:
This loan will be used to?payoff taxes.

My financial situation:
I am a good candidate for this loan because...this is my 2nd loan with Prosper. The first one was for $4,000 and was paid off and paid on time.

Monthly net income: $ 4500.00

Monthly expenses: $
  Housing: $ 860
  Insurance: $ 45
  Car expenses: $ 245
  Utilities: $ 100
  Phone, cable, internet: $ 50
  Food, entertainment: $ 200
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 450
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416687
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jul-1996	Debt/Income ratio:	59%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	15 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	8y 1m
Amount delinquent:	$0	Revolving credit balance:	$48,150	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	hope-candy	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Bills/Credit cards
Purpose of loan:
This loan will be used to pay off bills/credit cards and help out my mother. It will be very helpful to be and I will be able to pay it off in 12 months.

My financial situation:
I am a good candidate for this loan because I pay my bills on time. I had never filed for  bankruptcy and I am a dependable person and I realize the position that I put myself in and now is the perfect time to get this loan and get my life straighten back to the way it was before i fall in deeper and deeper hole.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416689
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$445.35

Auction yield range:	17.27% - 18.90%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1994	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	21 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	65	Length of status:	11y 9m
Amount delinquent:	$0	Revolving credit balance:	$90,993	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	tipinpana	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 90% )	660-680 (Latest)
Principal borrowed:	$23,500.00	< mo. late:	2 ( 10% )	620-640 (Sep-2007)
Principal balance:	$11,846.64	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
BUSINESS USE!!!! EXCELLENT CREDIT!
Purpose of loan:
We recently purchased a new office building.  It is in a great location.  We are going to use the proceeds of this loan to purchase a new back lit 5' x 10' two sided sign with two panels and some minor repairs.  We are running two businesses out of this office.

My financial situation:

I HAVE NEVER MISSED A LOAN PAYMENT IN MY LIFE!!!!!!

I do not know how Prosper calculates risk....but I can tell you that I have borrowed money for personal and business use many times and have always performed as promised.

The $90,000 in revolving is mostly home equity lines of credit for residential property repairs.  THEY ARE NOT CREDIT CARDS!!!

I do not have any lates with my current Prosper loan!!  It says that I was five days lat twice, however, I assure you that there was only one late payment because I tried to do a manual payment and the transaction did not post.   Most of my payments have been paid before the due date.

I am a 50/50 owner in three businesses and a real estate investment LLC.  They are all three profitable.  We own a mortgage company specializing in FHA, USDA, VA, and Conventional loans.  In our area, we are still doing alot of purchases and refinances.  We also have a credit consulting company.  Last, we have a realty company.

In the last six or so months we have purchased two residential properties that we rehabbed and are renting.  We have alsro purchased the aformentioned office building.  We are renting one office to an attorney and the remainder is occupied by our other businesses.  A great majority of our income is derived from rent paid to the LLC.  Therefore, I am not going to show much personal income in the way of a paystub or W2.

All businesses are cash flowing nicely, mainly because of managing our short term and long term in debt.  We have made a majority of the improvements to the office out of cash reserves, however, we are going to finance the remaining impovements in order to hold on to the remainder or our cash.

I also own two rental properties in my name personally.  They are cash flowing as well.

If you should have any questions feel free to ask.  Thank you for your consideration.
Monthly net income: $ 6,500

Monthly expenses: $
  Housing: $ 1,200
  Insurance: $ 100
  Car expenses: $167
  Utilities: $ 200
  Phone, cable, internet: $Paid by business
  Food, entertainment: $ 400
  Clothing, household expenses $ 200
  Credit cards and other loans: $ 400
  Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416693
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Sep-1984	Debt/Income ratio:	18%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	10	Total credit lines:	47	Length of status:	4y 10m
Amount delinquent:	$34,659	Revolving credit balance:	$118,054	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$100,000+
Delinquencies in last 7y:	29	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	cspud58	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay down my credit card debt

My financial situation: is about average but I need to get out of credit card freak show
I am a good candidate for this loan because I'm an extremely hard worker. To help pay off this debt, I got a second job teaching at the UCI's extended education program

Monthly net income: $7000

Monthly expenses: $
??Housing: 1100$
??Insurance: 300$
??Car expenses: 320$
??Utilities: 400$
??Phone, cable, internet: 160$
??Food, entertainment: 100$
??Clothing, household expenses 50$
??Credit cards and other loans: 4000$
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416695
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.17%	Starting borrower rate/APR:	27.17% / 29.51%	Starting monthly payment:	$81.83

Auction yield range:	11.27% - 26.17%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2000	Debt/Income ratio:	29%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	19 / 19	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	1y 10m
Amount delinquent:	$68	Revolving credit balance:	$19,154	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	gentle-kindness	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off attorney
Purpose of loan:
Pay off an attorney, unfortunately I was unknowingly driving with a suspended license.  Due to one unpaid ticket to which I did not receive a notice, unfortunately this can only be handled by an attorney, to which the retainer is not cheap.  I recently had to pay off taxes along with a big move so I do not have the cash on hand to pay for the retainer.  Its not a lot of money but its more than I can dish out myself right now.  Your help is much appreciated.

My financial situation:
I am a good candidate for this loan because I currently have a steady job and can afford any payments on this loan.  This is a last resort only because of the immediate need to pay this off.  Otherwise, I would not really need this money.  But, I can guarantee I will repay and will setup automatic payments if necessary.

Monthly net income: $ 3600

Monthly expenses: $
  Housing: $ 725
  Insurance: $ 144
  Car expenses: $ 225
  Utilities: $ 70
  Phone, cable, internet: $ 50
  Food, entertainment: $ 50
  Clothing, household expenses $ 0
  Credit cards and other loans: $ 300
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416701
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 11.52%	Starting monthly payment:	$111.98

Auction yield range:	4.27% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1993	Debt/Income ratio:	4%
Credit score:	780-800 (Jul-2009)	Current / open credit lines:	4 / 2	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	12y 6m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	25	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	JB2006	Borrower's state:	Illinois	Borrower's group:	UtopiaLoans.com - Now Over $1 Million in Closed Loans!!
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	780-800 (Latest)
Principal borrowed:	$2,861.00	< mo. late:	0 ( 0% )	680-700 (Oct-2008) 660-680 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Increase Credit Score The Smart Way
Purpose of loan:This loan will be used to refinance  a loan that we took out to remodel parts of our rental property.  At the time we took out the loan we got a high rate  of  20%.  We are trying to bring this down a few percentage points to help us get additional cash flow.

My financial situation:I am a good candidate for this loan because I have a steady and high paying job.  I earn $80,000 per year  with a bonus of 5-10% depending on corporate performance. The DQ on my record was as a result of me not being able to pay my school loan after graduating.  I was working odd jobs and although I was making partial payments, the balance due was reported as DQ.  Upon getting a full time job however, I was able to retire close to $18,000 in debt obligations by running my junker to the ground allocating every extra penny to my debt and living cheap.   Never been a big spender.  Drive a very modest car that is fully paid for,  Own a small apartment complex that I rent out  netting  $720 per month . To save money I live in and building and manage it myself.
Monthly net income: $ 3964Monthly expenses: $2885
  Housing: $ 1700 (mortgage)
  Insurance: $ 50
  Car expenses: $ 80 gas (car is paid in full)
  Utilities: $ 180
  Phone, cable, internet: $ 90
  Food, entertainment: $ 100
  Clothing, household expenses $ 80
  Credit cards and other loans:  No credit cards
   Line of credit 1- $280
   Line of credit 2- $175
   Other expenses:   $ 150 (donations, charity, good will)
    Total- $2885     Basic Analysis
Net -          $3,964
Expenses- $2,885
Cash on hand monthly  $1709 To be fair I am not including the  $720 net in rentals in this amount, I use that cash to pay down the mortgage but if needed the money could be redirected in an emergency.Since last posting  my wife got job adds additional   $1750 to  our cash at hand, once again to be fair to lenders I did not include this amount.  Actual cash on hand      $4179
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416707
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1993	Debt/Income ratio:	Not calculated
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	7 / 6	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	16	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$46,446	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	rate-musician0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start Up Business
Wine and Sake Retail in Orange County, California

This loan will be used to start up a new wine and sake retail store. It will focus on specialty wines and sakes that are limited in production or hand crafted. It will also carry organic and biodynamic producers. The selections will be international. It will have 300 labels of wine and 50 sakes. It will also sell stemware and gadgetry as well as books. The space is being designed by an architect who has had previous wine bar / restaurant design experience.

I will use the loan to pay for part of the build out or to purchase product.

I am a good candidate for this loan because I pride myself on good payment history. I take my credit very seriously. I am a new entrepreneur and as I begin to build the business I am seeing the need to raise capital. I believe that my payment history can prove that I am fit to repay such a loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416719
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.17%	Starting borrower rate/APR:	27.17% / 29.51%	Starting monthly payment:	$81.83

Auction yield range:	11.27% - 26.17%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1994	Debt/Income ratio:	43%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	36	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$644	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	92%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	ckw1969	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008) 680-700 (Jun-2008)
Principal balance:	$1,102.59	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Pay off debts
This loan will be used to? Pay off some small debts.

I have some small debts that I am trying to pay off.  The largest one is to my son's high school; otherwise they will not allow him to return in the Fall (because of this, he was not allowed to attend summer school). While I pay every creditor what I can every month, most of them will not negotiate a lower fee for a longer term and the payments are simply more than I cannot afford right now.  I have (and still am) looking for another job to pick up more income to no avail.

I appreciate anyone and everyone who takes the time to read my loan bid, whether you decide to fund it or not.

Thank you.

Monthly net income: $ 3800.00

Monthly expenses: $
  Housing: $1417
  Insurance: $ 105
  Car expenses: $ 160 for public transportation
  Utilities: $ included in rent
  Phone, cable, internet: $ 200 (cell phone and vpn for internet)
  Food, entertainment: $ 400 food  (teen age son)
  Clothing, household expenses $ 80 for dry cleaning
  Credit cards and other loans: $ $125
  Other expenses: $240 for physical therapy (I have perenial tendonitis).
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416663
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1983	Debt/Income ratio:	30%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	22y 11m
Amount delinquent:	$0	Revolving credit balance:	$36,558	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	hoopscoach	Borrower's state:	Illinois	Borrower's group:	Teacherloans.com
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 100% )	600-620 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	540-560 (Aug-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Man of My Word
Purpose of loan:
This loan will be used to? pay off a high interest loan

My financial situation:
I am a good candidate for this loan because? I always pay my bills on time.  I have repaid another Prosper loan and will have no problem paying off this one. I am a tenured teacher, so I have an extremely secure job.

Monthly net income: $ My gross income is approximately 125,000 per year.  My take home pay is approximately 6800 per month.

Monthly expenses: $
  Housing: $ 750
  Insurance: $ 60
  Car expenses: $ 100
  Utilities: $ 0
  Phone, cable, internet: $ 50
  Food, entertainment: $ 350
  Clothing, household expenses $
  Credit cards and other loans: $
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416677
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$19,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$775.68

Auction yield range:	17.27% - 26.00%	Estimated loss impact:	19.50%
Lender servicing fee:	1.00%	Estimated return:	6.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1990	Debt/Income ratio:	89%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	24 / 22	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	79	Length of status:	12y 9m
Amount delinquent:	$0	Revolving credit balance:	$77,770	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	lapmax	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	700-720 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	720-740 (Apr-2008)
Principal balance:	$374.76	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
getting new van/home improvement
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
  Housing: $
  Insurance: $
  Car expenses: $
  Utilities: $
  Phone, cable, internet: $
  Food, entertainment: $
  Clothing, household expenses $
  Credit cards and other loans: $
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416679
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$361.52

Auction yield range:	14.27% - 17.00%	Estimated loss impact:	14.75%
Lender servicing fee:	1.00%	Estimated return:	2.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-2000	Debt/Income ratio:	35%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	19 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	7y 9m
Amount delinquent:	$0	Revolving credit balance:	$35,084	Occupation:	Executive
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	82%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	tcaim	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	680-700 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	700-720 (May-2008) 700-720 (Mar-2008)
Principal balance:	$4,613.49	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Paying off my credit card
Purpose of loan:
This loan will be used to pay off some credit card debt and get a lower interest rate.

My financial situation:
I am a good candidate for this loan because I currently have another Prosper loan and I have a perfect payment record.

Monthly net income: $ 7,500

Monthly expenses: $
My current obligatory bills, including the credit card I would like to pay off, total about $5500 per month. This leaves me some money to play with, but I am really trying to save as much in the bank as I can.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416683
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,900.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$221.66

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1991	Debt/Income ratio:	5%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	2 / 2	Employment status:	Retired
Now delinquent:	0	Total credit lines:	2	Length of status:	15y 3m
Amount delinquent:	$0	Revolving credit balance:	$980	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	towmater02	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	640-660 (Latest)
Principal borrowed:	$7,400.00	< mo. late:	0 ( 0% )	660-680 (Aug-2008)
Principal balance:	$6,045.96	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
YIPES!! NOT A HR-LUMP BILLS INTO 1
Purpose of loan:
This loan will be used to? I have 3 credit cards and 4 medical bills which I want to consolidate into one bill. I am currently paying $557.00 for all combined.  I would like to consolidate all into one bill.  I plan on paying off both prosper loans with income tax check at tax time.  I will then officially be debt free.  Hooray!!!

My financial situation:
I am a good candidate for this loan because? I already have one Prosper loan with EXCELLENT pay history.  I already am paying $557 on these bills so I can afford this Prosper payment.  I am really not a HR.  I never paid anything late, or am not behind on anything either.  I am a retired Police Officer and am a trustworthy person.  I pay all my financial obligations on time.  Look at my history with Prosper, you can see I am a good candiate for this loan.

Monthly net income: $ 5,000

Monthly expenses: $
  Housin
  Insurance:
  Car expenses: $
  Utilities: $
  Phone, cable, internet: $
  Food, entertainment: $
  Clothing, household expenses $
  Credit cards and other loans:
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416697
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.51%	Starting borrower rate/APR:	10.51% / 12.62%	Starting monthly payment:	$325.07

Auction yield range:	3.27% - 9.51%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1996	Debt/Income ratio:	14%
Credit score:	800-820 (Jul-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 10m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	balanced-responsibility	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trying to pay for adoption costs
Purpose of loan:
This loan will be used to pay for the rest of the adoption costs that my wife and I are facing. We've done pretty good in paying $4400 out of pocket, but there's another $10k due that will need to be paid when we get placed and that could happen very soon, maybe in a matter of weeks.

My financial situation:
I am a good candidate for this loan because we've always been good at paying our bills, but medical and dental expenses totalling over $20k the past two years have wiped out savings and 401ks.  We don't use credit cards after paying them all off over a year ago so we don't buy something we can't afford. We have been at our companies for nearly 3 years each, own both of our cars and have a great mortgage so we're pretty stable. It's just difficult to come up with this large sum of money.  One big benefit though is that we'll get 11,000 back in a federal adoption tax credit over the next two years, which will make it easy to pay off quickly.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416664
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1996	Debt/Income ratio:	38%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$9,663	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	32%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	thehoopwi04	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	680-700 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	680-700 (Apr-2009) 680-700 (Oct-2007)
Principal balance:	$2,454.39	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Fixer Upper
Purpose of loan:
Looking to buy a "Handyman" special after i rent out my current condo. With the current economy, my wife and i are going to scale down into something cheaper while renting out our current residence we live in now. Like most, we are unable to sell the place we are in now so our only other option is to rent.

Once we rent out our condo, we will use the money form this loan(if granted) to buy a home that needs work, freeing up a lot of money to be able to put into fixing it up.

My financial situation:
I am a good candidate for this loan because? I pay every payment on time, never late or miss any payments. I have a Prosper account that is current for almost 2 years now.

Monthly net income: $ 4300

Monthly expenses: $
  Housing: $ 1100(when rented, will be nothing)
  Insurance: $ 157
  Car expenses: $ 150
  Utilities: $ 90
  Phone, cable, internet: $ 150
  Food, entertainment: $ 400
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 200
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416678
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.05%	Starting borrower rate/APR:	21.05% / 23.30%	Starting monthly payment:	$75.40

Auction yield range:	8.27% - 20.05%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1995	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	22 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	42	Length of status:	15y 6m
Amount delinquent:	$0	Revolving credit balance:	$43,208	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	orange-coin-pear	Borrower's state:	Hawaii	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off this month's bills. I am currently in the process of transitioning to a better job, thus need help only this month to pay off the bills.

My financial situation:
I am a good candidate for this loan because I always pay my bills on time. I promise you, you will get your full amount back.

Monthly net income: $ 3444.67 according to bank statement

Monthly expenses: $
  Housing: $ none
  Insurance: $ none
  Car expenses: $ don't drive/usually get picked up
  Utilities: $ none
  Phone, cable, internet: $ none
  Food, entertainment: $ none
  Clothing, household expenses $ none
  Credit cards and other loans: $ 2000.00
  Other expenses: $ none
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416680
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1990	Debt/Income ratio:	105%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$36,236	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	riveting-greenback	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF CREDIT CARDS
Purpose of loan:  To pay off credit card
This loan will be used to? pay off credit card.  We bought this house, started remodeling and before long the balance was out of sight. I pay more than the payment due, but it just seems like I'm  spinning my wheels. As we all  know, it all goes to interest.  I did get them to reduce the interest, but I would  rather pay off in three years than forever and ever....

My financial situation: Good  I don't know why I'm HR.  I had 1 ding on a late payment from QVC, when we were in the process of moving.  The late fee was reversed and should be corrected on the credit report.  That is the only one in more than 4 years or more.  I pulled the reports and it's showing I was late in Dec. 09?  Don't understand.  I looked at it twice. Our scores about 2 months ago, both of us, were above 720, on all 3.  Transunion still showing me at 760.  We have no children, therefore, we don't have to worry about college and such.
I am a good candidate for this loan because?  we pay our loans on time. We honor our obligations. I hope someone will understand and help. You won't be disappointed.  I realize you may hesitate, but,  I have to pay the interest to someone, might as well be you.  We'll be helping out each other  Thank you :)

Monthly net income: $ 4500.00

Monthly expenses: $
  Housing: $ 682
  Insurance: $ 700, paid yearly
  Car expenses: $ 500
  Utilities: $ 200
  Phone, cable, internet: $ 200
  Food, entertainment: $ 200-300
  Clothing, household expenses $  we don't buy much in the way of clothes.
  Credit cards and other loans: $2,000.00 Our two vehicle are 0% financing.  We're selling a motocycle, which will reduce this $400.00
  Other expenses: $  2 pomeranians  Not to much expense. They pay us with unconditional love.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416660
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	14 / 13	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	21	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$56,844	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	wise-peace-rhythm	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funds for additional inventory
Purpose of loan:

Even though Guitar District is well capitalized and in a positive equity position, having access to additional funds would accelerate the growth of the business.

Because the sales of Godin/Seagull guitars have proven to be consistent and strong, we anticipate most of the funds to be used to purchase their guitars. While dependent on how much is disbursed, anywhere from 60%-70% of the funds allocated for purchasing will be used on the Godin/Seagull guitars.

The Business

For the first two completed months of full operation, Guitar district had 26 completed transactions totaling $6801.99 in sales in Feburary and  $15,449 in sales over 50 completed transactions in March. For the month of June our total sales were $34,000 clearly showing our explosive growth.  While we do have repeat customers and are receiving referrals and traffic due to positive customer feedback, most sales are from new customers.

Our pricing structure is relatively simple: most of our suppliers have a minimum advertised price (MAP). Generally speaking, the gross margin we are at 35%, well above the industry margin of 31%. Our net margin is 20%.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416666
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	23.17%	Starting borrower rate/APR:	24.17% / 26.46%	Starting monthly payment:	$137.63

Auction yield range:	11.27% - 23.17%	Estimated loss impact:	10.57%
Lender servicing fee:	1.00%	Estimated return:	12.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Feb-2007	Debt/Income ratio:	17%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$356	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	a-courageous-reward	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buy a house
Purpose of loan:
This loan will be used to?  i need a down payment for a house

My financial situation:
I am a good candidate for this loan because?  i definitely make more than enough money to make all the payments. i have no problems paying any of my other bills

Monthly net income: $ 4000

Monthly expenses: $
  Housing: $ 900
  Insurance: $ 100
  Car expenses: $ 360
  Utilities: $ 50
  Phone, cable, internet: $ 120
  Food, entertainment: $ 500
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 50
  Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416674
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$193.55

Auction yield range:	17.27% - 22.00%	Estimated loss impact:	35.75%
Lender servicing fee:	1.00%	Estimated return:	-13.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-1972	Debt/Income ratio:	22%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	5y 1m
Amount delinquent:	$0	Revolving credit balance:	$23,780	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	8
Screen name:	palerider	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	17 ( 81% )	620-640 (Latest)
Principal borrowed:	$16,500.00	< mo. late:	4 ( 19% )	640-660 (Jan-2008) 720-740 (Jun-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Opening Hair Salon
Purpose of loan:
We will be opening a Hair & Beauty Salon Monday July 20th.  I've invested $10,000, am moved into a great location, and have been working hard on it for over a month.  We curently have 3 stylists for the month of July and a few junior stylists lined up to start in August.  I have 1 room rented out to a facial/makeup person for $50 wk, which will be going up as she gains clients.  My rent is $1395 mo, which includes all upkeep, RE Taxes etc.

The overall time of getting setup took longer than expected and I'd like some cushion to pay for bills outside of my personal finances.

My financial situation:
I am a good candidate for this loan because I've already paid off in full 2 prosper loans.  My job outside of the salon is stable and I'm able to cover all bills.  My wife will be covering day to day operations at the salon, so getting into the profit for us will not be that hard.  I figure overall expenses, rent, advertising, electric, etc will come to approx $2500 mo.

Monthly net income: $ I clear $3300 after taxes and my 401k loan.

Personal expenses below -

Monthly expenses: $
  Housing: $ 1000
  Insurance: $ 75
  Car expenses: $ 200
  Utilities: $ 350
  Phone, cable, internet: $ 200
  Food, entertainment: $ 600
  Clothing, household expenses $ 300
  Credit cards and other loans: $
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416686
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-2002	Debt/Income ratio:	27%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	1y 8m
Amount delinquent:	$0	Revolving credit balance:	$20,125	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	gold-windmill	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off personal debt
Purpose of loan:
This loan will be used to pay of personal debts.

My financial situation:
I am a good candidate for this loan because I have the ability to pay off the loan. My payment history is outstanding and I have never missed payments for any type of loan or credit cards. I plan to use this loan to provide me flexibility by allowing me to pay off debts and have some extra money.I have a great stable job as a Data Center Engineer working for RackSpace Hosting. My debt to income ratio is under 26%.
Monthly net income: $  3950

Monthly expenses: $
  Housing: $  0 - Live with my brother
  Insurance: $  132
  Car expenses: $ 431
  Phone, cable, internet: $  125
  Food, entertainment: $ 25
  Clothing, household expenses $ 50
  Credit cards and other loans: $ 700

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416688
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Nov-1998	Debt/Income ratio:	45%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$66,412	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	56%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	orange-diligent-asset	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Making it a Green Home
Purpose of loan:
This loan will be used to make a better home for the enviroment

My financial situation:
I am a good candidate for this loan because I hold a good Job and I always pay my bills on time.

Monthly net income: $ 7800

Monthly expenses: $ 4520
Housing: $ 1200
Insurance: $ 320
Car expenses: $ 350
Utilities: $ 400
Phone, cable, internet: $ 150
Food, entertainment: $ 1000
Clothing, household expenses $ 600
Credit cards and other loans: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416692
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,995.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	23.17%	Starting borrower rate/APR:	24.17% / 26.46%	Starting monthly payment:	$196.41

Auction yield range:	11.27% - 23.17%	Estimated loss impact:	10.57%
Lender servicing fee:	1.00%	Estimated return:	12.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1995	Debt/Income ratio:	23%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	17 / 14	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	38	Length of status:	2y 5m
Amount delinquent:	$50	Revolving credit balance:	$2,141	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$100,000+
Delinquencies in last 7y:	20	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	breadandwine	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 3	On-time:	33 ( 100% )	700-720 (Latest)
Principal borrowed:	$17,820.00	< mo. late:	0 ( 0% )	660-680 (Mar-2008) 700-720 (Oct-2007) 660-680 (Feb-2007) 680-700 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	33
Description
Great Investment Opportunity!
This loan is to pay my son's High School tuition for the 2009-2010 school year.  Total tuiton plus books is about $12,000 annually and I have made two payments on a monthly plan.  I have the money budgeted to pay the $1,000 each month but would like to free up my personal budget and give Prosper Lenders/Investors an opportunity for a great return.

I have borrowed money through prosper twice before and have never missed a payment.  I also paid both loans off entirely before the final due date.

Thank you for you interest.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416694
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$238.56

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-2004	Debt/Income ratio:	8%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	17 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$1,569	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	11%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	8
Screen name:	green-preeminant-fairness	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
fix me
Purpose of loan:
This loan will be used for home improvements. We have purchased our first home, and it was bank owned. We got a great deal, but the house is in need of improvements.

My financial situation:
I am a good candidate for this loan because I have steady income and always pay my bills on time. My wife also works full time. We have NEVER been late on our bills. Please check our credit profile NO LATE PAYMENTS. Please help.

Monthly net income: $ 6500.00

Monthly expenses: $
  Housing: $ 1467.21
  Insurance: $ 230.00
  Car expenses: $ 0.00
  Utilities: $ 180.0
  Phone, cable, internet: $ 121.00
  Food, entertainment: $ 400.00
  Clothing, household expenses $
  Credit cards and other loans: $ 156.00
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416704
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-2004	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	2 / 1	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	2	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	newest-note-spectacle	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college
Purpose of loan:
This loan will be used to pay for my next two semesters of school. I am a journalist major and looking to complete a college so that I can go on to work for a major newspaper as a photojournalist.

My financial situation is I am working to pay off my debt while attending and I simply want to finish school. I know that I have a great job once I leave school and all I need is this one loan to complete that.
I am a good candidate for this loan because I am a 4.0 quality student. However, because of finances I have never been able to devout all my attention school and I have been attending only part-time. I know that if I had the oppuritunity I could finish within a time span of one year and complete my schooling. I am a sophomore with aspirations to become the best photojournalist of all time. I already have three cameras and am determined to reach my goal.

Monthly net income: $1800

Monthly expenses: approx. $700
Housing: $650
Insurance: $
Car expenses: $0
Utilities: $35
Phone, cable, internet: $50
Food, entertainment: $30
Clothing, household expenses $150
Credit cards and other loans: $40
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416716
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	10 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	13	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$23,086	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	motion0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
  Housing: $
  Insurance: $
  Car expenses: $
  Utilities: $
  Phone, cable, internet: $
  Food, entertainment: $
  Clothing, household expenses $
  Credit cards and other loans: $
  Other expenses: $
Information in the Description is not verified.